Exhibit 10.18

MVC CAPITAL, INC.

THIRD AMENDMENT TO THE FUND ACCOUNTING

SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of March 31, 2015, to the Fund Accounting Servicing Agreement, dated as of February 1, 2006, as amended April 6, 2009 and March 30, 2012 (the “Agreement”), is entered into by and among MVC Capital, Inc., (the “Fund”), MVC Financial Services, Inc. (“MVCFS”) and U.S. Bancorp Fund Services, LLC, (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 11. Term of Agreement; Amendment, is hereby superseded and replaced with the following Section 11:

Section 11. Term of Agreement; Amendment.

This Agreement shall be effective as of March 31, 2015 and will continue in effect for a period of three (3) years; provided, however, this Agreement may be terminated by any party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may be amended by mutual written consent of the parties.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MVC CAPITAL, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Scott Schuenke	By:	/s/ Michael R. McVoy
Printed Name:	Scott Schuenke	Printed Name:	Michael R. McVoy
Titles:	CFO	Title:	Executive Vice President

MVC FINANCIAL SERVICES, INC.

By:	/s/ Scott Schuenke
Printed Name:	Scott Schuenke
Title:	Treasurer